                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, par value $.01 per share, of Bayard Drilling Technologies, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

     The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

     This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 10, 1998


                                        ENERGY SPECTRUM LLC


                                        /s/ SIDNEY TASSIN
                                        --------------------------------------
                                        Sidney Tassin, President


                                        ENERGY SPECTRUM CAPITAL LP

                                        By: Energy Spectrum LLC, its
                                            general partner


                                        /s/ SIDNEY TASSIN
                                        --------------------------------------
                                        Sidney Tassin, President

                                        ENERGY SPECTRUM PARTNERS LP

                                        By: Energy Spectrum Capital LP,
                                            its general partner

                                        By: Energy Spectrum LLC,
                                            its general partner


                                        /s/ SIDNEY TASSIN
                                        --------------------------------------
                                        Sidney Tassin, President


                                        JAMES W. SPANN


                                        /s/ JAMES W. SPANN
                                        --------------------------------------
                                        James W. Spann


                                        SIDNEY L. TASSIN


                                        /s/ SIDNEY L. TASSIN
                                        --------------------------------------
                                        Sidney L. Tassin



                                  Page 19 of 19